UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2005

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Health Sciences Group, Inc.

_________________________________________________________________________________

(Exact name of registrant specified in charter)

Delaware	333-51628	91-2079221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Howard Hughes Center

6080 Center Drive, 6th Floor

Los Angeles, CA 90045

(Address of principal executive offices)  (Zip Code)

(310) 242-6700
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On December 23, 2005, Stonefield Josephson, Inc., the independent registered public accounting firm previously engaged as the principal accountant to audit the Registrant's financial statements (the "Former Auditor"), resigned.  The report of the Former Auditor on the financial statements for the fiscal year ended December 31, 2004 and 2003 contain an explanatory paragraph regarding uncertainty as to the company's ability to continue as a going concern.  In connection with the prior audits for the years ended December 31, 2004 and 2003, and during the interim period from January 1, 2005 to December 23, 2005, there have been no disagreements with Stonefield Josephson, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The Registrant has requested that Stonefield Josephson, Inc. review this disclosure and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant’s expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein.  Such letter will be filed as an exhibit to an amended Current Report.

The Audit Committee has commenced the process of identifying and engaging a new independent registered public accounting firm.  The Audit Committee has authorized the Former Auditor to respond fully to the inquiries of its successor accountant (when appointed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTH SCIENCES GROUP, INC.

Dated:  December 30, 2005

By:  /s/ Fred E. Tannous

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Fred E. Tannous

Chief Executive Officer,

Principal Financial Officer,

and Director

Dated:  December 30, 2005

By:  /s/ Duke Best

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Duke Best

Controller

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